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					Exhibit 99

      1997 LONG-TERM STOCK INCENTIVE PROGRAM


     Section 1. Purpose.  The purposes of the
Sprint 1997 Long-Term Stock Incentive Program (the
"Plan") are to encourage Directors of Sprint
Corporation (the "Company") and officers and selected key employees of the Company and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

     Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     (a)  "Affiliate" shall mean (i) any Person
that directly, or through one or more
intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

     (b)  "Award" shall mean any Option,
Restricted Stock Award, Performance Share,
Performance Unit, Dividend Equivalent, Other Stock
Unit Award, or any other right, interest, or option relating to Shares granted pursuant to the provisions of the Plan.

     (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted hereunder and signed by both the Company and the Participant or by both the Company and an Outside Director.

     (d)  "Board" shall mean the Board of
Directors of the Company.

     (e)  "Code" shall mean the Internal Revenue
Code of 1986, as amended from time to time.

     (f)  "Committee" means the Organization,
Compensation, and Nominating Committee of the Board, composed of not less than two directors each of whom is a Non-Employee Director.

     (g)  "Company" shall mean Sprint Corporation.

     (h)  "Non-Employee Director" shall have the
meaning provided for in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, 17 CFR 240.16b-
3(b)(3), as amended.

     (i)  "Dividend Equivalent" shall mean any
right granted pursuant to Section 14(h) hereof.

     (j)  "Employee" shall mean any employee of
the Company or of any Affiliate.

     (k)  "Fair Market Value" shall mean, with
respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; except that the "Fair Market Value" of a share of common stock of the Company for purposes of Section 10 and Section 11 shall mean the average of the high and low prices of the common stock for composite transactions, as published by major newspapers, for the date in question or, if no trade of the common stock shall have been made on that date, the next preceding date on which there was a trade of common stock.

     (l)  "Incentive Stock Option" shall mean an
Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     (m)  "Nonstatutory Stock Option" shall mean
an Option granted to a Participant under Section 6 hereof, and an Option granted to an Outside
Director pursuant to Section 10 hereof, that is not intended to be an Incentive Stock Option.

     (n) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine. "Option" shall also mean the right granted to an Outside Director under Section 10 hereof allowing such Outside
Director to purchase shares of the common stock of the Company on the terms set forth in Section 10.

     (o)  "Other Stock Unit Award" shall mean any
right granted to a Participant by the Committee pursuant to Section 9 hereof.

     (p)  "Outside Director" shall mean a member
of the Board who is not an Employee of the Company or of any Affiliate.

     (q) "Participant" shall mean an Employee who is selected to receive an Award under the Plan.

     (r) "Performance Award" shall mean any Award of Performance Shares or Performance Units pursuant to Section 8 hereof.

     (s)  "Performance Period" shall mean that
period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

     (t) "Performance Share" shall mean any grant pursuant to Section 8 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

     (u)  "Performance Unit" shall mean any grant
pursuant to Section 8 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

     (v)  "Person" shall mean any individual,
corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

     (w)  "Restricted Stock" shall mean any Share
issued with restrictions on the holder's right to sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

     (x)  "Restricted Stock Award" shall mean an
award of Restricted Stock under Section 7 hereof.

     (y) "Senior Officer" shall mean any employee of the Company holding the office of Vice
President or higher.

     (z) "Shares" shall mean shares of the common stock of the Company, $2.50 par value, and such other securities of the Company as the Committee may from time to time determine.

     (aa) "Stockholders Meeting" shall mean the annual meeting of stockholders of the Company in each year.

     (bb) "1989 Plan" shall mean the Long-Term
Stock Incentive Program adopted by the Company's stockholders in 1989, as amended.

     Section 3. Administration. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company and its Affiliates to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder;
provided, however, that Shares subject to Options granted to any individual employee during any calendar year shall not exceed a total of 3,000,000 Shares; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any stockholder, and any employee of the Company or of any Affiliate. Notwithstanding the above, the Committee shall not have any discretion with respect to the Options granted to Outside Directors pursuant to Section 10 or stock purchased by Outside Directors pursuant to Section
11. The Committee shall appoint an administrator of the Plan for purposes of interpreting and administering the provisions of Section 10 and
Section 11 of the Plan.

     Section 4.  Shares Subject to the Plan.

     (a)  Subject to adjustment as provided in
Section 4(b), the total number of Shares available for grant under the Plan in a calendar year shall be nine tenths of one percent (0.9%) of the total outstanding Shares as of the first day of calendar year 1997, plus a number of Shares equal to the number of Shares available for grant under the 1989 Plan as of the close of business on the date of the 1997 Stockholders Meeting, for calendar year 1997, and one and one-half percent (1.5%) of the total outstanding Shares as of the first day of each such year for which the Plan is in effect beginning with calendar year 1998; provided that such number shall be increased in any year by the number of Shares available for grant hereunder in previous years but not covered by Awards granted hereunder in such years; and provided further, that no more than four million (4,000,000) Shares shall be cumulatively available for the grant of Incentive Stock Options under the Plan. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for grants under the Plan.
Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any Shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

     (b)  In the event of any merger,
reorganization, consolidation, recapitalization, stock dividend, spin-off, or other change in the corporate structure affecting the Shares, such adjustment shall be made in the aggregate number and class of Shares which may be delivered under the Plan, in the number, class and option price of Shares subject to outstanding Options granted under the Plan, and in the value of, or number or class of Shares subject to, Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Award shall always be a whole number, and provided further, that the number and price of shares subject to outstanding Options granted to Outside
Directors pursuant to Section 10 hereof and the number of shares subject to future Options to be granted pursuant to Section 10 shall be subject to adjustment only as set forth in Section 10.

     Section 5. Eligibility. Any Employee shall be eligible to be selected as a Participant.

     Section 6. Stock Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted to a Participant under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

     (a) Exercise Price.  The exercise price per
Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that such exercise price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option.

     (b)  Option Period.  The term of each Option
shall be fixed by the Committee in its sole discretion; provided that no Incentive Stock
Option shall be exercisable after the expiration of ten years from the date the Option is granted.

     (c)  Exercisability.  Options shall be
exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Stock Option shall be exercisable until the first anniversary date of the granting of the Incentive Stock
Option.

     (d)  Method of Exercise.  Subject to the
other provisions of the Plan and any applicable
Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may pay the exercise price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair
Market Value on the exercise date equal to the total exercise price, or by any combination of cash, Shares and other consideration, as the Committee may permit.

     (e)  Incentive Stock Options.  In accordance
with rules and procedures established by the Committee, the aggregate Fair Market Value
(determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant that are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or subsidiary corporation of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under
Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock
Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

     (f)  Form of Settlement.  In its sole
discretion, the Committee may provide, at the time of grant, that the shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant, or the Committee may provide that the Participant may elect to receive Restricted Stock upon an Option's exercise.

     Section 7.  Restricted Stock.

     (a)  Issuance.  Restricted Stock Awards may
be issued hereunder to Participants, for such consideration as the Committee may determine, not less than the minimum consideration required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

     (b)  Registration.  Any Restricted Stock
issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award or shall be held in escrow by the Company until all restrictions on the Restricted Stock have lapsed.

     (c)  Forfeiture.  Except as otherwise
determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company; provided that in the event of a Participant's retirement, permanent disability, other termination of employment or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock.

     Section 8. Performance Awards.

     Performance Awards may be issued hereunder to Participants, for such consideration as the Committee may determine, not less than the minimum consideration required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance
Award.  Except as provided in Section 12,
Performance Awards will be paid only after the end of the relevant Performance Period. Performance
Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

     Section 9. Other Stock Unit Awards.

     (a)  Stock and Administration.  Other Awards
of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock
Unit Awards") may be granted hereunder to Participants, either alone or in addition to other
Awards granted under the Plan.  Other Stock Unit
Awards may be paid in Shares, cash or any other form of property as the Committee shall determine.
Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees of the Company and its Affiliates to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other
Stock Unit Awards need not be the same with respect to each recipient.

     (b)  Terms and Conditions.  Subject to the
provisions of this Plan and any applicable Award
Agreement, Shares subject to Awards made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Shares granted under this Section 9 may be issued for such consideration as the Committee may determine, not less than the minimum consideration required by applicable law. Shares purchased pursuant to a purchase right awarded under this Section 9 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares as of the date such purchase right is awarded.

     Section 10.  Outside Directors' Options.

     (a) Grant of Options. On the date of the 1998 Stockholders Meeting, each Outside Director shall automatically be granted an Option to purchase 2,000 shares of the common stock of the Company, $2.50 par value; and on the date of each Stockholders Meeting after the 1998 Stockholders
Meeting, each Outside Director shall automatically be granted an Option to purchase 2,000 shares of the common stock of the Company. All such options shall be Nonstatutory Stock Options. The price at which each share of common stock covered by such Options may be purchased shall be one hundred percent (100%) of the Fair Market Value of the stock on the date the Option is granted.

     (b) Exercise of Options. Except as set forth in this Section 10, 25% of the total number of the shares subject to an Option granted to an Outside
Director shall become exercisable on December 31
of the year in which the option is granted and 25% on December 31 of each of the three succeeding years. The right to purchase shares with respect to shares which have become exercisable shall be cumulative during the term of the Option. Any
Option that has been outstanding for more than one
(1) year shall immediately become exercisable in the event of a Change in Control, as hereinafter defined. The Option may be exercised by the Outside Director during the period that the Outside Director remains a member of the Board and for a period of five (5) years following retirement, provided that only those Options exercisable at the date of the Outside Director's retirement may be exercised during the period following retirement and, provided further, that in no event shall the Option be exercisable more than ten (10) years after the date of grant.

     In the event of the death of an Outside
Director, the Option shall be exercisable only within the twelve (12) months next succeeding the date of death, and then only (i) by the executor or administrator of the Outside Director's estate, by the person or persons to whom the Outside
Director's rights under the Option shall pass by the Outside Director's will or the laws of descent and distribution or by the Outside Director's designated beneficiary, and (ii) if and to the extent that the Outside Director was entitled to exercise the Option at the date of the Outside
Director's death, provided that in no event shall the Option be exercisable more than ten (10) years after the date of grant.

     (c) Payment.  An Option granted to an Outside
Director shall be exercisable only upon payment to the Company of the full exercise price of the shares with respect to which the Option is being exercised. Payment for the shares shall be in United States dollars, payable in cash or by check.

     (d) Adjustment of Options. In case there shall be a merger, reorganization, consolidation, recapitalization, stock dividend, spin-off, or other change in corporate structure such that the shares of common stock of the Company are changed into or become exchangeable for a larger or smaller number of shares, thereafter the number of shares subject to outstanding Options and the number of shares subject to Options to be granted to Outside Directors pursuant to the provisions of this Section 10 shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares, or the decrease or increase in the value of shares, of common stock of the Company by reason of such change in corporate structure, provided that the number of shares shall always be a whole number, and the exercise price per share of any outstanding Options shall be increased or decreased, as the case may be, in direct proportion to the decrease or increase in the number of shares, or increase or decrease in value of shares, of common stock of the Company by reason of such change in corporate structure.

     Section 11.  Outside Directors' Shares

     Outside Directors may elect, on an annual basis, to purchase shares of common stock of the Company from the Company in lieu of receiving all or part (in 10% increments) of their annual retainer, meeting fees and committee meeting fees in cash. The purchase price of such shares shall be the Fair Market Value of the stock for the last trading day of the month in which the retainer, meeting fees, and committee meeting fees are earned.

     Commencing May 1, 1997, the annual retainer, meeting fees and committee meeting fees payable to each Outside Director for service on the Board may, at the election of the Outside Director (the
"Annual Election"), be payable to a trust in shares of common stock of the Company. The Annual
Election: (i) shall be irrevocable in respect of the one-year period to which it pertains (the
"Plan Year") and shall specify the applicable percentage (in increments of 10%) of such annual retainer and meeting fees that such Outside
Director wishes to direct to the trust; (ii) must be received in writing by the administrator of the Plan by the established enrollment deadline of any year in which this Plan is in effect in order to cause the next succeeding Plan Year's annual retainer and fees to be subject to the provisions of this Plan; and (iii) must specify whether the ultimate distribution of the shares of common stock to the Outside Directors will be paid, following the Outside Director's death or termination of Board service, in a lump sum or in equal annual payments over a period of two to twenty years.

     The shares shall be purchased from the
Company at the Fair Market Value of the stock for the last trading day of the month in which the fees are earned and shall be credited by the trustee to the account of the Outside Director.
The certificates for common stock shall be issued in the name of the trustee of the trust and shall be held by such trustee in trust for the benefit of the Outside Directors; provided, however, that each Outside Director shall be entitled to vote the shares. The trustee shall retain all dividends (which shall be reinvested in shares of common stock) and other distributions paid or made with respect thereto in the trust. The shares credited to the account of an Outside Director shall remain subject to the claims of the Company's creditors, and the interests of the Outside Director in the trust may not be sold, hypothecated or transferred (including, without limitation, transferred by gift or donation) while such shares are held in the trust.

     If the Outside Director elects to receive a lump sum distribution, the trustee of the trust shall distribute such shares of common stock free of restrictions within 60 days after the Outside
Director's termination date or a later date elected by the Outside Director (no later than the mandatory retirement age of the Outside Director).
If the Outside Director elects to receive a lump sum distribution, the Outside Director may, by delivering notice in writing to the administrator of the Plan no later than December 31 of the year prior to the year in which the Outside Director terminates service as a Director, elect to receive any portion or all of the common stock in the form of cash determined by reference to the Fair Market
Value of the common stock as of the termination date. Any such notice to the administrator must specify whether the distribution will be entirely in cash or whether the distribution will be in a combination of common stock and cash (in which case the applicable percentage must be specified).
In the case of termination of the Outside
Director's service as a result of his death, payment of the Outside Director's account shall be in shares of common stock and not in cash. If an Outside Director elects to receive payments in installments, the distribution will commence within 60 days after the Outside Director's termination date and will be made in shares of common stock and not in cash. Notwithstanding anything to the contrary contained herein, any fractional shares of common stock shall be distributed in cash to the Outside Director.

     Section 12.  Change in Control.

     (a)  In order to maintain the Participants'
rights in the event of any Change in Control of the Company, as hereinafter defined, the Committee may, in its sole discretion, as to any Award
(except Options granted pursuant to Section 10 and stock purchased pursuant to Section 11), either at the time an Award is made hereunder or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award, upon the Participant's request, for an amount of cash equal to the excess of the Fair Market Value of the property that could have been received upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable over the amount which would have been paid, if any, by the Participant for such property; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or
(iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it deems equitable and in the best interests of the Company.

     (b)  Unless the Committee determines
otherwise with respect to any Award (except any Option granted pursuant to Section 10), a "Change in Control" shall be deemed to have occurred if
(i) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and other than the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in
(i) above) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. A Change of Control shall not be deemed to have occurred for purposes of Section 10(b) if a majority of the Directors described in clause (ii) above has approved the transaction or transactions that would otherwise result in a Change of Control.

     Section 13.  Amendments and Termination.  The
Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of an optionee or Participant under an Award theretofore granted, without the optionee's or Participant's consent, or that without the approval of the Stockholders would:

     (a) except as is provided in Section 4(b) of the Plan, increase the total number of Shares reserved for the purposes of the Plan; or

     (b)  change in any way the terms of the
Options provided for in Section 10 of the Plan or the terms of stock purchases provided for in
Section 11 of the Plan.

     The Committee may amend the terms of any Award theretofore granted (except Options granted pursuant to Section 10 hereof and stock purchased pursuant to Section 11 hereof), prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent.
The Committee may also substitute new Awards for Awards previously granted to Participants, including without limitation previously granted
Options having higher option prices.

     Section 14.  General Provisions.

     (a)  No Award shall be assignable or
transferable by a Participant or an Outside
Director otherwise than by will or by the laws of descent and distribution, except that Restricted
Stock may be used in payment of the exercise price of a stock option issued by the Company and may be otherwise transferred in a manner that protects the interests of the Company as the Committee may determine; provided that, if so determined by the Committee, each Participant or Outside Director may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant or Outside Director with respect to any Award upon the death of the Participant or Outside Director and to receive the Shares or other property issued upon such exercise.

     (b) The term of each Award shall be for such period from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Incentive Stock Option exceed a period of ten (10) years from the date of its grant.

     (c)  No Employee or Participant shall have
any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

     (d)  The prospective recipient of any Award
under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

     (e)  The Committee shall be authorized to
make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate. Notwithstanding the above, the Committee shall not have the right to make any adjustments in the terms or conditions of Options granted or to be granted pursuant to
Section 10 or the terms or conditions of stock purchases pursuant to Section 11.

     (f)  The Committee shall have full power and
authority to determine whether, to what extent and under what circumstances any Award (other than an Option granted pursuant to Section 10) shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee or any one or more Senior Officers or committee of Senior
Officers to whom the authority to make such determination is delegated by the Committee.

     (g)  All certificates for Shares delivered
under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange
Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (h)  Subject to the provisions of this Plan
and any Award Agreement, the recipient of an Award
(including, without limitation, any deferred
Award, but excluding Options granted pursuant to
Section 10) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

     (i)  Except as otherwise required in any
applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

     (j)  The Committee may delegate to one or
more Senior Officers or a committee of Senior
Officers the right to grant Awards to Employees who are not officers or Directors of the Company and to cancel or suspend Awards to Employees who are not officers or Directors of the Company.

     (k)  The Company shall be authorized to
withhold from any Award granted or payment due under the Plan the amount of withholding taxes due with respect to an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The
Company shall also be authorized to accept the delivery of Shares by a Participant in payment for the withholding of taxes.

     (l)  Nothing contained in this Plan shall
prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (m)  The validity, construction, and effect
of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Kansas and applicable
Federal law.

     (n)  If any provision of this Plan is or
becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     Section 15.  Effective Date of Plan.  The
Plan shall be effective as of April 15, 1997.

     Section 16.  Term of Plan.  No Award shall be
granted pursuant to the Plan after April 15, 2007, but any Award granted on or before such date may extend beyond that date.